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                                                                   Exhibit 10.13


                                                                  EXECUTION COPY

                AMENDED AND RESTATED REINSURANCE TRUST AGREEMENT

THIS REINSURANCE TRUST AGREEMENT (this "Agreement") made this 29th day of February, 2004, by and among LUMBERMENS MUTUAL CASUALTY COMPANY, an insurer organized and existing under the laws of the State of Illinois (hereinafter referred to as "Grantor"), SEABRIGHT INSURANCE COMPANY, a corporation organized and existing under the laws of Illinois formerly known as Kemper Employers Insurance Company (hereinafter referred to as "Beneficiary"), and The Bank of New York, a New York banking corporation (hereafter referred to as the "Trustee").

                                    RECITALS

         WHEREAS, this Agreement is intended to be effective as of September 30, 2003 and amends and restates and replaces in its entirety the Trust Agreement, dated as of September 30, 2003, Grantor, Beneficiary and Trustee (the "Prior Agreement"), which Prior Agreement shall be of no further force or effect;

         WHEREAS, Grantor and Beneficiary have entered into an Adverse Loss Development Excess of Loss Reinsurance Agreement effective September 30, 2003 whereby Grantor, as reinsurer, has agreed to indemnify Beneficiary, as cedent, against loss (hereinafter referred to as the "Reinsurance Agreement");

         WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement, dated as of July 14, 2003, pursuant to which all of the outstanding capital stock of Beneficiary is being sold by Kemper Employers Group, Inc., a wholly-owned subsidiary of Grantor (as amended, the "Purchase Agreement"); and

         WHEREAS, Grantor and Beneficiary desire to create a trust account.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                    PROVISIONS RELATING TO THE TRUST ACCOUNT

         Section 1.01. Grantor hereby establishes a segregated, non-interest bearing trust account (the "Trust Account") with Trustee for the sole use and benefit of Beneficiary, upon the terms and conditions hereinafter set forth. The Trust Account is not subject to any conditions or qualifications outside this Agreement. Trustee shall accept and credit to the Trust Account all assets which shall from time to time be delivered to it for the Trust Account by Grantor's order or for Grantor's account and, subject to this Agreement, disburse the same in accordance with Grantor's instructions. Trustee shall not be subject to, nor required to comply with, any other agreement between the other parties hereto or to which any such party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party hereto or


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any entity acting on its behalf. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

         Section 1.02. (a) Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such securities and other property (herein referred to as the "Assets") as Grantor from time to time may transfer or remit to or vest in said Trustee or place in the Trustee's hands or under the Trustee's control, and to hold, invest, reinvest, and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All of the trusteed Assets shall be maintained at all times in the Trust Account, separate and distinct from all other assets on the books and records of Trustee.

         (b) Trustee shall receive and hold the Assets in a safe place and shall hold the Assets at Trustee's office in the United States. Trustee may also hold on deposit portions of the Assets with depositories or subcustodians that provide handling, clearance, or safekeeping services.

         (c) Trustee shall, with Beneficiary's prior approval in Beneficiary's sole discretion, also have the right to hold property on an uncertificated basis with the issuer. Trustee shall use the same care with respect to the safekeeping of Assets held in the Trust Account as it uses in respect of its own similar property.

         Section 1.03. Assets deposited in the Trust Account by Grantor and investments and reinvestments thereof shall consist only of (a) cash, treasury bills, treasury notes or any other direct obligations issued by or guaranteed in full as to principal and interest by the full faith and credit of the United States of America, (b) certificates of deposit issued by a commercial bank having capital, surplus and undivided profits of not less than $1,000,000,000 (including Trustee or its affiliates); provided that any such certificates of deposit that mature more than one year from the date of acquisition must have a National Association of Insurance Commissioners designation of 1 or 2, (c) corporate obligations or U.S. government agency securities with a National Association of Insurance Commissioners designation of 1 or 2 and a maturity no longer than 5 years, and (d) money market funds (including those of Trustee or its affiliates) reported by the NAIC SVO on either the U.S. Direct Obligations/Full Faith and Credit Exempt List or on the Class 1 List, provided none of the foregoing investments may be issued by an institution that is the parent, subsidiary, or affiliate of either Grantor or Beneficiary (herein referred to as "Permitted Investments").

         Section 1.04. All Assets held in the Trust Account shall be invested and reinvested by Trustee in accordance with instructions furnished to Trustee by such persons or firms listed on Exhibit A to direct the investment by Trustee of the Assets (herein the "Investment Manager"), provided that all Assets shall be invested in Permitted Investments. The initial Investment Manager is listed on Exhibit A hereof and shall be mutually acceptable to Grantor and Beneficiary. The Investment Manager may be replaced, and a new Investment Manager selected at any time by Grantor with the approval of Beneficiary in its reasonable discretion, upon notice to Trustee. Unless and until directed in accordance with this Agreement by the Investment Manager, Trustee shall not be required to take any action with respect to the investment or reinvestment of the Assets, and Trustee shall have no liability for any loss arising from or related to any investment made in accordance with the terms hereof.




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         Section 1.05. Grantor shall, upon execution of this Agreement, and from time to time thereafter as required, execute assignments or endorsements in blank or transfer legal title to Trustee of all securities or other property standing in Grantor's name which are delivered to Trustee to form a part of the Trust Account so that, whenever necessary, Beneficiary, or Trustee upon direction by Beneficiary, can renegotiate any such assets without the consent or signature of Grantor or any other person or entity. Any Assets received by Trustee that are not in proper negotiable form shall not be accepted by Trustee and shall be returned to Grantor as unacceptable.

         Section 1.06. Securities shall be held in the name of the Trustee or in a nominee name of Trustee to facilitate the holding and transfer of title on behalf of Trustee. To effect the transfer of registered securities into the name of Trustee's nominee, to facilitate the collection of any payment thereon, and to effect any other action in relation thereto or in order to meet any requirement thereof, Grantor authorizes Trustee to execute in Grantor's name and to deliver any instrument determined by Trustee to be appropriate in furtherance of the purposes hereof, and to guarantee in Trustee's name the signature of Grantor as to any signature so placed on such instrument.

         Section 1.07. (a) From time to time, Trustee may elect, but shall not be so obligated, to credit the Trust Account with interest, dividends or principal payments on the payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker, or other agent employed by Grantor or Trustee. Any such crediting and posting shall be at Grantor's sole risk, and Trustee shall be authorized to reverse any such advance posting in the event it does not receive good funds from any such payor, central depository, broker, or agent of Grantor. Trustee shall not be required to enforce collection by legal means or otherwise of any item, but shall use reasonable diligence to make all of such collections as may be effected in the ordinary course of business.

         (b) In accordance with instructions from Grantor, as required by accepted industry practice or as Trustee may elect in effecting the execution of Grantor's instructions, any advances of cash or other property that may be made by Trustee arising from the purchase, sale, redemption, transfer, or other disposition of Assets of the Trust Account as allowed under this Agreement against Grantor that create an overdraft in the Trust Account or overdelivery of Assets shall be deemed a loan by Trustee to Grantor, payable on demand, bearing interest at the rate customarily charged by Trustee for similar loans.

         Section 1.08. Trustee is authorized, without further instructions but with notice to Beneficiary and Grantor, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice on the condition that the proceeds are paid into the Trust Account. Trustee shall have no duty to notify Grantor of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but Trustee shall forward to Grantor any notices or other documents subsequently received in regard to any such security. Trustee shall maintain securities received in bearer form in such form unless instructed by Grantor to exchange the securities for securities in registered form. If any Assets registered in the name of a nominee of Trustee or in the nominee of any entity employed by Trustee are called for partial redemption by






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the issuer of the Assets, Trustee shall allot the called portion to the respective beneficial holders of the Assets pursuant to fair and equitable lottery procedures established by Trustee from time to time.

         Section 1.09. Where redemption options, tenders or other like securities have fixed expiration dates, Grantor understands that in order for Trustee to act, Trustee must receive Grantor's instructions at its offices, addressed as Trustee may from time to time request, by no later than 9:00 a.m. (Trustee's local time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Trustee may notify Grantor). Absent Trustee's timely receipt of such instruction, the instruments will expire without liability to Trustee unless Trustee did not, with due diligence, provide Grantor with timely and appropriate information.

         Section 1.10. Trustee shall execute as agent in the name of Grantor all documents now or hereafter required in respect of Assets held in the Trust Account. Grantor directs Trustee to disclose Grantor's name, address and securities positions to issuers of securities held in the Trust Account, pursuant to SEC rules implementing The Shareholder Communications Act of 1985 or other applicable law. Under the penalties of perjury, Grantor certifies that the Taxpayer Identification Number set forth on the last page hereof is correct and that Grantor is not subject to "backup withholding" under section 3406(a)(1)(c) of the Internal Revenue Code or any successor provision and will provide to Trustee an executed W-9 or other appropriate certificate. Grantor agrees to notify Trustee immediately in writing of any change in the information set forth in this paragraph.

         Section 1.11. For as long as Assets remain in the Trust Account:

         (a) Trustee and Beneficiary shall have no voting rights with respect to the Assets, and Grantor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Assets or any part thereof for any purpose. Grantor shall have the right, at its sole discretion, to delegate in writing its voting and consensual rights and powers with respect to the Assets to any other person, including but not limited to, the Investment Manager.

         (b) Trustee shall execute and deliver (or cause to be executed and delivered) to Grantor all such proxies, powers of attorney, and other instruments as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting and/or consensual rights and powers that Grantor is entitled to exercise pursuant to subsection (a) above.

         Section 1.12. (a) Trustee shall, within ten (10) business days after the end of each calendar month, submit in writing to Grantor and Beneficiary a schedule showing the then current market value of the Assets in the Trust Account as of the end of such calendar month.

         (b) Trustee shall allow no substitutions or withdrawals from the Trust Account, except that Grantor, without the consent of or prior notice to the Beneficiary, may substitute Permitted Investments for Assets forming a part of the Trust Account. If Grantor substitutes Permitted Investments for any Assets forming part of the Trust Account, (i) the then current fair market value of the Permitted Investments so substituted shall not be less than the then current fair market value of the Assets withdrawn, and (ii) the then fair market value of all Permitted





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Investments in the Trust Account shall be equal to the amount required to be maintained in the Trust Account by the Reinsurance Agreement. Grantor shall certify to Trustee that the requirements of (i) and (ii) above are met in its written notice of any such substitution. The amount required to be maintained in the Trust Account by the Reinsurance Agreement shall be calculated in accordance with Section 1.13 of this Agreement and submitted in writing to Trustee and Grantor within five (5) business days after the end of each calendar month by Beneficiary.

         (c) Trustee shall furnish to Grantor and Beneficiary notice of any deposits to the Trust Account, and shall confirm to both parties all deposits, substitutions or withdrawals of Assets from the Trust Account within ten (10) business days of the occurrence of any deposit, withdrawal, or substitution.

         Section 1.13. The parties acknowledge that Grantor has deposited into the Trust Account, concurrently with the execution of the Prior Agreement, cash in the amount of $1,626,669.00, such amount being acknowledged by Grantor and Beneficiary as equal to 10% of the Initial Loss Reserves, as that term is defined in the Reinsurance Agreement (herein referred to as the "Initial Deposit"). If, at any time after the end of the first calendar quarter after the Trust Account is established, the fair market value of the Assets, as shown for the end of the most recent calendar quarter on the schedule submitted by Trustee to Grantor and Beneficiary pursuant to Section 1.12, is less than the greater of (the "Minimum Funding Requirement") (i) one hundred two percent (102%) of Grantor's obligations to Beneficiary under Article IV.A. of the Reinsurance Agreement, calculated as of such date (assuming that such date were substituted for December 31, 2011 throughout Article IV.A. of the Reinsurance Agreement) based on the most recently delivered quarterly report provided to the Grantor pursuant to Article VI of the Reinsurance Agreement (herein referred to as the "Obligations"), or (ii) the Initial Deposit, and Beneficiary notifies Grantor and Trustee of such shortfall specifying the amount thereof, then Grantor shall, within five (5) business days after receipt of such notification, assign, convey, transfer, and deliver to Trustee for deposit to the Trust Account an amount of Permitted Assets having a fair market value on the date of delivery at least equal to the shortfall.

         Section 1.14. Unless Beneficiary has notified Trustee in writing (a "Notice of Violation") that the requirements of the Reinsurance Agreement, or this Agreement, concerning the amount of Permitted Investments in the Trust Account have been violated and such violation is continuing, all non-extraordinary cash dividends, interest and other income resulting from the investment of the Assets in the Trust Account shall belong to Grantor, and to the extent that Trustee collects and receives such non-extraordinary cash dividends, interest or other income from the Trust Account, it shall (except in the case of the delivery of a Notice of Violation) pay such income to Grantor, on Grantor's written direction; provided, however, that Trustee shall have no obligation with respect to the collection of such income. If a Notice of Violation has been received by Trustee, then Trustee shall hold all dividends, interest and other income in the Trust Account and shall not pay such funds to Grantor unless (i) Beneficiary, in its sole discretion, rescinds such Notice of Violation in writing or (ii) a mutual determination has been made by Grantor and Beneficiary that such violation has been cured (and in making any such determination, both Grantor and Beneficiary agree to act reasonably), in which case the Trustee shall be notified in writing jointly by Grantor and Beneficiary of the rescission of such Notice of Violation.




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         Section 1.15. (a) Beneficiary and Grantor agree and covenant that
Assets may be withdrawn from the Trust Account to satisfy amounts due (with no diminution because of the insolvency of either Beneficiary or Grantor) for the following purposes:

         (1) to pay or reimburse Beneficiary for Grantor's Obligations that have become due and have not otherwise been paid by Grantor when due;

         (2) subject to the limitations contained in Section 1.16, to make payment to Grantor of any amounts held in the Trust Account to the extent that the fair market value of Assets in the Trust Account exceeds the Minimum Funding Requirement determined as of such time;

         (3) where Beneficiary received notification of termination of the Trust Account and where any portion of Grantor's Obligations under the Reinsurance Agreement remain unliquidated and not discharged ten (10) days prior to such termination date, to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in Beneficiary's name in any qualified United States financial institution as defined in 215 ILCS 5/173.1(3)(B) apart from its general assets, to hold in trust for such uses and purposes specified in 1.15(a)(1) above as may remain executory after such withdrawal and for any period after such termination date; or

         (4) where Trustee is entitled under the terms of Section 2.09 to any income of the Trust for the payment of any claim of Trustee for compensation, reimbursement or indemnity hereunder; provided that the fair market value of Assets in the Trust Account exceeds the Minimum Funding Requirement determined as of such time.

         (b) In the event of impairment or insolvency of Grantor or upon the entry of an order of conservation, rehabilitation, or liquidation of Grantor by a court of competent jurisdiction or in the event of appointment of a receiver, Beneficiary may withdraw an amount equal to Grantor's Obligations and shall hold such amount, separate from other assets of Beneficiary, for such uses and purposes specified in 1.15(a)(1) above as may remain executory after such withdrawal. Failure of Beneficiary to make a withdrawal permitted by this subsection immediately upon occurrence of the impairment or insolvency of Grantor or the entry of an order of conservation, rehabilitation, or liquidation of Grantor by a court of competent jurisdiction or in the event of appointment of a receiver, shall not constitute a waiver of Beneficiary's right to make a withdrawal at a later time.

         Section 1.16. Withdrawals from the Trust Account may be made by Beneficiary at any time and from time to time, with notice to Grantor, subject to written notice from Beneficiary to Trustee stating the amount of the withdrawal and that it is in accordance with the provisions of Sections 1.15 and
1.16 of this Agreement, and providing instructions as to where the withdrawn assets should be delivered. No other statement or document need be presented by Beneficiary in order to withdraw Assets, except that Beneficiary shall be required by Trustee to acknowledge receipt of withdrawn Assets. Trustee shall not be required to notify Grantor of its receipt of such instructions. Upon receipt of Beneficiary's written instructions, unless objected to in writing in good faith by Grantor by notice received by Trustee on the grounds that such withdrawal is not permitted by this Agreement, Trustee shall immediately take any and all necessary steps to transfer absolutely and unequivocally to Beneficiary all right, title, and interest in the Assets




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being withdrawn and to deliver the physical custody thereof to Beneficiary.
Commencing twenty-four months after the effective date of this Agreement, Grantor may, with the written consent of Beneficiary, direct Trustee by written notice given pursuant to Section 1.15(a)(2) hereof, to make payment to Grantor of any amounts held in the Trust Account to the extent that the fair market value of Assets in the Trust Account exceeds the Minimum Funding Requirement determined as of such time. Upon receipt of Grantor's written instruction, accompanied by Beneficiary's written consent, Trustee shall immediately take any and all necessary steps to transfer absolutely and unequivocally to Grantor all right, title, and interest in the assets being withdrawn and to deliver physical custody thereof to Grantor. Trustee shall be protected in relying upon any written demand of Beneficiary or Grantor for such withdrawal and on any statement made therein. To the extent that sufficient Assets in the form of cash are not available for a particular withdrawal, Trustee shall act upon the instructions of the Investment Manager to sell specific Assets identified by the Investment Manager. Except as provided in Sections 1.12(b), 1.14, 1.15 and 1.16, no person may direct a withdrawal or transfer of Assets from the Trust Account, except that the Investment Manager may furnish instructions to Trustee regarding investment of the Assets so long as all such investments constitute Permitted Investments.

         Section 1.17. (a) On the instructions and for the account and risk of Grantor, Trustee shall process purchases and sales of Assets for the Trust Account. The proceeds therefrom shall be invested in Permitted Investments in the Trust Account. Grantor's instructions shall contain the terms and conditions of the purchase or sale instructions that are acceptable to Grantor.

         (b) Trustee shall provide Grantor and Beneficiary monthly with schedules of Assets in the Trust Account and transactions statements showing all transactions in the Trust Account. Grantor and Beneficiary shall examine such schedules and statements promptly. Unless Grantor or Beneficiary files with Trustee a written exception or claim of noncompliance with Grantor's instructions within one year of the closing date of the period covered by such schedules or statements, Grantor and Beneficiary shall be conclusively deemed to have waived any such exception or claim.

         (c) Grantor and Beneficiary agree that Trustee may employ one or more nationally recognized pricing services to determine the market value of securities and use other services, publications, and procedures to establish the value of Assets which may be held in the Trust Account. Grantor and Beneficiary agree that Trustee shall not be liable in respect of, and to hold Trustee harmless for, any risk or loss arising from the value ascribed in good faith to Assets held in this Trust Account.

                                  ARTICLE II.
                       PROVISIONS RELATING TO THE TRUSTEE

         Section 2.01. (a) Trustee shall be a qualified United States financial institution, as that term is defined in 215 ILCS 5/173.1(3)(B).

         (b) Trustee shall not be the parent, subsidiary, or affiliate of either Grantor or Beneficiary.

         Section 2.02. Trustee shall be entitled to receive as compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the




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compensation of a trustee of an express trust), a fee, computed and payable monthly, at such rate as may be agreed from time to time in writing between Grantor and Trustee. Grantor shall be solely responsible for the payment of the fee of Trustee and all reasonable expenses of Trustee, including reasonable fees of counsel. The Trust Account shall not be utilized for payment of fees and expenses of Trustee except as provided in Sections 1.15(a)(4) and 2.10 of this Agreement.

         Section 2.03. (a) Trustee shall be liable for the safekeeping and administration of the Trust Account in accordance with provisions of this Agreement.

         (b) Trustee shall not be liable hereunder, except for its own negligence, willful misconduct, or lack of good faith and shall exercise the standard of care that a professional custodian engaged in the banking or trust company business and having professional expertise in financial and securities processing transactions and custody would observe in such affairs. In no event shall Trustee be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from an Authorized Officer (as defined below) of the party entitled hereunder to provide such instruction, notice, demand, certificate or document, (ii) for any consequential, punitive or special damages, or (iii) for an amount in excess of the value of the assets in the Trust Account at the time of such loss or damage. Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility). Nothing contained in any contract between Trustee and any entity authorized to hold Assets, as defined herein, shall enlarge, diminish or otherwise alter the liability of Trustee to Grantor or Beneficiary. The provisions of this paragraph shall not affect the burden of proof under applicable law with respect to the assertion of liability in any claim, action or dispute alleging any breach of or failure to observe such standard of care.

         (c) Trustee shall not be liable to the Trust or Grantor or Beneficiary for, and Grantor shall indemnify Trustee and hold Trustee harmless against and from any and all claims, loss, liabilities, damages, taxes, charges, costs and expenses of any kind or nature whatsoever (including reasonable attorney's fees and expenses) Trustee may incur, (i) arising out of or relating to its appointment or its performance as Trustee hereunder (including but not limited to costs and expenses incurred by Trustee in connection with its successful defense, in whole or in part, of any claim of negligence or willful misconduct on its part), excepting matters resulting from the negligence or willful misconduct of Trustee and (ii) as a result of any act or omission of Grantor, including any breach by Grantor of this Agreement. Beneficiary shall indemnify Trustee and hold Trustee harmless against and from any and all claims, loss, liabilities, damages, taxes, charges, costs and expenses of any kind or nature whatsoever (including reasonable attorney's fees and expenses) Trustee may incur as a result of any act or omission of Beneficiary, including any breach by Beneficiary of this Agreement.

         Section 2.04. (a) Trustee is authorized to accept and rely upon all written instructions given by one or more officers, employees, or agents of Grantor, Beneficiary, or Investment Manager authorized by or in accordance with the incumbency certificate delivered to Trustee concurrently with the execution of the Prior Agreement (each such officer, employee, or agent or combination of officers, employees and agents is hereafter referred to as an "Authorized



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Officer"), including without limitation, instructions to sell, assign, transfer or deliver, or purchase for the Trust Account in connection with a securities transaction. Trustee may also rely on any instructions bearing or purporting to bear the facsimile signature of any of the individuals designated by an Authorized Officer, regardless of or by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the specimens from time to time furnished to Trustee by any such Authorized Officer. In addition, Trustee may rely on instruction received by telephone, telex, TWX, facsimile transmission, e-mail, bank wire or other teleprocess acceptable to it that Trustee believes in good faith, absent its negligence, willful misconduct, or lack of good faith, to have been given by an Authorized Officer or that are transmitted with proper testing or authentication pursuant to terms and conditions which Trustee may specify. Trustee may also rely on instructions transmitted electronically through any similar electronic instruction system acceptable to Trustee. Trustee may request from time to time that each of Grantor and Beneficiary deliver an incumbency certificate setting forth the names and titles of the Authorized Officers, which certificate shall be signed by any person authorized to sign an officers' certificate on behalf of each such party, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         (b) Trustee shall incur no liability to Grantor or Beneficiary or otherwise as a result of any act or omission by Trustee in accordance with the instructions on which Trustee is authorized to rely pursuant to the provisions of this Section 2.04. Any instructions delivered to Trustee by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer, but Trustee shall incur no liability for Grantor's or Beneficiary's failure to send such confirmation in writing, or the failure of any such written confirmation to conform to the telephone instructions that Trustee received, in the absence of negligence, willful misconduct, or lack of good faith on the part of Trustee. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until cancelled or superseded by subsequent instruction received by Trustee.

         (c) Trustee may record electronically, but shall not be so obligated, any instructions given by telephone and any other telephone discussions with respect to the Trust Account. In the event that Grantor and Beneficiary use any electronic communications or information system, Grantor and Beneficiary agree that Trustee is not responsible for the consequence of the failure to perform for any reason of any communications carrier, utility, or communications network or the failure to perform for any reason of communications or computer equipment.

         (d) In the event that the electronic communications or information system is inoperable, Grantor and Beneficiary shall notify Trustee immediately, and Trustee shall accept the communication of transaction instructions by telephone, facsimile transmission, or equipment compatible to Trustee's facsimile receiving equipment or by letter, at no additional charge to Grantor.

         Section 2.05. Trustee shall be under no obligation to determine whether or not any instructions provided by Grantor and Beneficiary are contrary to any provision of law. It is understood and agreed that Trustee's duties are only as set forth in this Agreement and that Trustee shall have no duty to take any other action unless specifically agreed to by Trustee in writing. Without limiting the generality of the foregoing, Trustee shall not have any duty: (i) to appear in or defend any suit with respect thereto; (ii) to advise, manage, supervise, or make





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recommendations with respect to the purchase, retention or sale of Assets; (iii)
with respect to any Assets in the Trust Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action; (iv) to provide notification of the solvency or financial condition or legal ability; (v) to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by Grantor or Trustee with respect to Grantor's Assets except to the extent that Trustee was negligent in the selection of any such person or entity; or (vi) expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

         Section 2.06. Trustee shall keep full and complete records of the administration of the Trust Account. Grantor, the Director of Insurance of the State of Illinois (the "Commissioner"), and Beneficiary may upon reasonable prior notice given examine such records at any time during business hours by any person or persons duly authorized in writing by Grantor, the Commissioner, or Beneficiary, as applicable.

         Section 2.07. (a) Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

         (b) Trustee may resign, by written notification, effective not less than ninety (90) days after receipt hereof by Grantor and Beneficiary, and Grantor may by notice remove Trustee at any time upon ninety (90) days written notice, without assigning any cause therefor, provided that no such resignation or removal shall be effective until a successor trustee has been appointed by Grantor and approved by Beneficiary in its sole discretion and such successor trustee has accepted such appointment and all Assets in the Trust have been duly transferred to such successor trustee. Within sixty (60) calendar days after giving the foregoing notice of removal to Trustee or receiving the foregoing notice of resignation from Trustee, Grantor and Beneficiary shall jointly agree on and appoint a successor Trustee. If a successor Trustee has not accepted such appointment by the end of such 60-day period, Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by Trustee in connection with such proceeding shall be paid in accordance with Section 2.02 hereof. Upon delivery of the Assets in the Trust Account to the successor Trustee, Trustee shall have no further duties, responsibilities or obligations hereunder, except with respect for any breach of this Agreement by Trustee occurring prior thereto. In case of the appointment of a successor trustee, all of the powers, rights, and duties of Trustee named herein shall survive and continue in the successor, and every successor Trustee shall succeed to take and have all the estate, powers, rights and duties which belonged to or were held by its predecessor. In the case of the resignation or removal of a Trustee, Trustee shall have the right to a final accounting with respect to the Trust Account.

         Section 2.08. If at any time Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Trust Account (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of assets), Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

         Section 2.09. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Trustee hereunder, Trustee may, in its sole discretion, refrain from taking any action other than retain possession of the assets deposited in the Trust Account, unless Trustee receives written instructions, signed by the party delivering such notice, instruction or other communication, which eliminates such ambiguity or uncertainty.

         Section 2.10. Grantor hereby grants Trustee a lien, right of set-off and security interest for the payment of any claim of Trustee for compensation, reimbursement or indemnity hereunder with respect to that amount of income in the Trust from time to time, if any, that is equal to the excess, if any, of the fair market value of Assets in the Trust Account over the Minimum Funding Requirement determined as of such time. Such security interest of Trustee shall at all times be valid, perfected and enforceable by Trustee against, and with priority over, Grantor, Beneficiary and all third parties in accordance with the terms of this Agreement. If any fees, expenses or costs incurred by, or any obligations owed to, Trustee hereunder are not promptly paid when due, Trustee may reimburse itself in accordance with Section 1.15(a)(4). Grantor and Beneficiary hereby acknowledge and agree that the provisions of Sections 2.02, 2.03(c) and this Section 2.10 of this Agreement, providing for the indemnification, compensation and reimbursement of Trustee, shall survive the resignation or discharge of Trustee or the termination of this Trust Agreement.

                                  ARTICLE III.
                        SECURITY INTEREST AND PERFECTION

         Section 3.01. Grantor and Beneficiary intend to create a valid and binding transfer of the beneficial ownership of the Assets from Grantor to the Trust Account for the sole use and benefit of Beneficiary and to create a security interest in the Assets in favor of Beneficiary.

         Section 3.02. To secure payment and performance of all the liabilities and obligations (whether contingent or matured) of Grantor to Beneficiary under the Reinsurance Agreement, including without limitation the Obligations (the "Secured Obligations"), Grantor hereby pledges to Beneficiary and grants to Beneficiary a first priority lien and security interest in all of Grantor's right, title, and interest in and to (i) the Assets; (ii) subject to Section
1.14 of this Agreement, all principal, interest, dividends, and other distributions paid in respect of the Assets; (iii) all proceeds of the foregoing; (iv) all securities entitlements (as that term is defined in Section 8-102 of the New York Uniform Commercial Code, as the same may be amended from time to time (the "UCC")); and (v) the Trust Account (collectively, the "Collateral"); provided, however, that such security interest of Beneficiary shall not extend to, and the Collateral shall not include, that portion of the Trust Account which is actually released or distributed to Grantor from time to time pursuant to the terms of this Agreement.

         Section 3.03. Beneficiary hereby appoints Trustee as the securities intermediary and Trustee accepts such appointment. Trustee acknowledges that in the ordinary course of business it maintains securities accounts for others and is acting in that capacity for the benefit of Beneficiary under this Agreement.

         Section 3.04. Each of Grantor and Beneficiary hereby agrees and acknowledges that: (i) the Trust Account (account number 221477) is and will remain a "securities account" as that term is defined in Section 8-501(a) of the UCC; (ii) Trustee is a "securities intermediary" as that term is defined in
Section 8-102(a)(14) of the UCC and shall, subject to the terms of this Agreement, treat Beneficiary as entitled to exercise the rights provided in this Agreement and in the UCC with respect to any financial asset credited to the Trust Account; (iii) the "securities intermediary's jurisdiction" as that term is defined in Section 8-110(e) of the UCC with respect to the Trust Account is the State of New York; (iv) the monies, funds, and each other item of property credited to or carried in the Trust Account shall be treated as "financial assets" as that term is defined in Section 8-102(a)(9) of the UCC; (v) Beneficiary shall be the "entitlement holder" as that term is defined in Section 8-102(a)(8) of the UCC with respect to all such financial assets, and Trustee agrees that it will comply with "entitlement orders" relating to the Trust Account therefrom; and (vi) the Trust Account shall be a securities account of Beneficiary, under its exclusive dominion and control (including without limitation, "control" as defined in Section 8-106 of the UCC), and shall be segregated from all other funds or other property otherwise held by Grantor.

         Section 3.05. All Collateral must be held in the Trust Account. Grantor shall, in connection with the delivery of any cash or certificated securities that constitute Collateral to the Trust Account, deliver to Trustee appropriate instruments of transfer endorsed in blank or to Trustee, as appropriate. Grantor shall, in connection with the delivery of any uncertificated securities that constitute Collateral to the Trust Account, deliver to Trustee and Beneficiary a written statement (in a form approved by Beneficiary) appropriately completed, and signed on behalf of Grantor identifying the Collateral to be transferred to the Trust Account. Each such statement delivered to Beneficiary and Trustee pursuant to this Agreement, and the description of Collateral therein, is hereby incorporated by reference into this Agreement as if fully set forth herein. In connection with the delivery of Collateral to the Trust Account, Trustee shall make appropriate entries on its books increasing the Trust Account by the Collateral included on the statement from Grantor, and Trustee or Grantor, as applicable, shall make or cause to be made entries on the appropriate books reducing the accounts of Grantor by the collateral included on the statement and shall deliver confirmations of such book entries to Beneficiary.

         Section 3.06. Grantor covenants that it (i) shall faithfully preserve and protect Beneficiary's security interest in the Collateral; (ii) assumes full responsibility for taking, and shall take, any and all necessary steps to preserve Beneficiary's rights with respect to the Collateral against third parties; and (iii) shall do all such acts and things and execute and deliver all documents and instruments, including without limitation further pledges, assignments, registrations, confirmations of bulk entries, financing statements, and continuation statements that Beneficiary in its reasonable discretion may deem necessary or advisable from time to time in order to preserve protect or perfect its security interest. Grantor hereby (i) authorizes Beneficiary to sign and file financing statements and continuation statements without the signature of Grantor with respect to the Collateral and (ii) appoints Beneficiary as Grantor's attorney-in-fact to sign and file financing and continuation statements in Grantor's name with respect to the Collateral.

         Section 3.07. Grantor represents and warrants to Beneficiary and Trustee that, as long as any Secured Obligations remain outstanding, Grantor owns and has good and marketable title to the Collateral, free and clear of any liens, equities, claims, encumbrances, and transfer restrictions, other than the interests of Trustee and Beneficiary created hereunder, and upon the execution and delivery of this Agreement, Beneficiary will have a valid and perfected first priority security interest in the Collateral. Trustee makes no representation or warranty as to the security interest of Beneficiary or the continuation thereof under the terms of this Agreement.

         Section 3.08. Beneficiary shall have all of the rights and remedies for a default under any Secured Obligation provided by the UCC, as well as any other applicable law, and as set forth in this Agreement.

         Section 3.09. Trustee shall execute all such further documents or instruments consistent with the other provisions of this Agreement that are reasonably requested by Beneficiary from time to time in connection with the security interests granted under this Agreement (including without limitation in connection with the perfection thereof). Trustee shall not comply with any entitlement orders (as that term is defined in Section 8-102(a)(8) of the UCC) from Grantor or any party or person other than Beneficiary, unless directed to do so in writing by Beneficiary. Trustee does not know of any claim to or interest in the Trust Account, except for the claim and interest of Grantor and Beneficiary, and shall promptly notify Beneficiary if it ever receives notice of any such claim or interest.

                                  ARTICLE IV.
      REPRESENTATIONS AND WARRANTIES OF TRUSTEE, GRANTOR, AND BENEFICIARY

         Section 4.01. Trustee represents, and warrants to Grantor and Beneficiary that:

         (a) This Agreement has been duly and validly executed and delivered by Trustee and constitutes the legal, valid, and binding obligation of Trustee.

         (b) The execution, delivery, and performance by Trustee of this Agreement and the acceptance of Assets by Trustee pursuant hereto, do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to Trustee; or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which Trustee is a party or by which Trustee or any of its properties may be bound or affected, the effect of which will materially affect Trustee's ability to perform hereunder.

         (c) Trustee has obtained any and all authorizations, consents, approvals, licenses, qualifications, or formal exemptions from, and any filings, declarations, or registrations with, any court, governmental agency or regulatory authority, or any securities exchange or any other person that are required in connection with (i) the execution, delivery, or performance by Trustee of this Agreement or (ii) the acceptance of the Assets by Trustee in the manner and for the purpose contemplated by this Agreement.

         Section 4.02. Grantor represents and warrants to Trustee and Beneficiary that:

         (a) This Agreement has been duly and validly executed and delivered by Grantor and constitutes the legal, valid, and binding obligation of Grantor.

         (b) The execution, delivery, and performance by Grantor of this Agreement and the transfer and conveyance of Assets by Grantor pursuant hereto, do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to Grantor; or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which Grantor is a party or by which Grantor or any of its properties may be bound or affected.

         (c) Grantor has obtained any and all authorizations, consents, approvals, licenses, qualifications, or formal exemptions from, and any filings, declarations, or registrations with, any court, governmental agency or regulatory authority (including any department(s) of insurance having power or jurisdiction over Grantor), or any securities exchange or any other person that are required in connection with (i) the execution, delivery, or performance by Grantor of this Agreement or (ii) the transfer and conveyance of the Assets by Grantor in the manner and for the purpose contemplated by this Agreement.

         (d) Grantor meets the following solvency requirements as of the date the Trust Account is created: (i) the fair market value of the assets of Grantor is, on such date, greater than the total amount of the debts and liabilities of Grantor as of such date, (ii) Grantor is able to pay all of its liabilities as and when such liabilities mature, and (iii) Grantor has not incurred nor does it plan to incur debts beyond its ability to pay any such debts as they mature, it being understood that, in the case of each of clauses (i) - (iii) above, the debts and liabilities of Grantor shall be determined in accordance with the statutory accounting principles prescribed or permitted by the Illinois Department of Insurance in effect from time to time.

         Section 4.03. Beneficiary represents and warrants to Trustee and Grantor that:

         (a) This Agreement has been duly and validly executed and delivered by Beneficiary and constitutes the legal, valid, and binding obligation of Beneficiary.

         (b) The execution, delivery, and performance by Beneficiary of this Agreement, do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to Beneficiary; or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which Beneficiary is a party or by which Beneficiary or any of its properties may be bound or affected.

         (c) Beneficiary has obtained any and all authorizations, consents, approvals, licenses, qualifications, or formal exemptions from, and any filings, declarations, or registrations with, any court, governmental agency or regulatory authority (including any department(s) of insurance having power or jurisdiction over Beneficiary), or any securities exchange or any other person that are required in connection with the execution, delivery, or performance by Beneficiary of this Agreement.

                                   ARTICLE V.
                            MISCELLANEOUS PROVISIONS

         Section 5.01. This Agreement shall be effective for as long as Grantor has outstanding Obligations due under the Reinsurance Agreement, unless alternative security for the Obligations meeting the requirements of Illinois law and otherwise acceptable to Beneficiary in its sole discretion is substituted for the Trust Account Grantor and Beneficiary agree to notify Trustee when such circumstances exist. Written notice of termination shall be delivered by Trustee to Beneficiary at least thirty (30) but not more than forty-five (45) days prior to termination. Upon the termination of this Trust Agreement, Trustee shall, with Beneficiary's written acknowledgement of termination (not to be unreasonably withheld), transfer, pay over and deliver to Grantor all of the Assets of the Trust Account less all its proper fees and expenses then owing in exchange for a written receipt from Grantor.

         Section 5.02. The provisions of and validity and construction of this Agreement and any amendments thereto shall be governed by, and construed in accordance with, the laws of the State of New York, and the Trust Account created hereunder shall be administered in accordance with the laws of said State. Each party hereby submits to the personal jurisdiction of, and each agrees that all proceedings relating hereto shall be brought in, courts located within the City and State of New York. Each party hereby waives the right to trial by jury in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Grantor and Beneficiary each waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

         Section 5.03. In the event any provision of this Agreement is held invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the remaining parts of this Agreement.

         Section 5.04. All notices, requests, directions, instructions, consents, and other communications required or permitted hereunder shall be in writing and shall be delivered in person or delivered by facsimile transmission (with a copy also sent by another means herein provided for) or a nationally recognized overnight carrier service or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

         If to Grantor, to:

                  Lumbermens Mutual Casualty Company
                  1 Kemper Drive
                  Long Grove, IL  60049
                  Attention: General Counsel
                  Facsimile: 847-320-4202

         With a copy to:

                  Sidley Austin Brown & Wood LLP
                  10 South Dearborn Street
                  Bank One Plaza
                  Chicago, IL 60603
                  Attention: Robert L. Verigan
                  Facsimile: (312) 853-7036

         If to Beneficiary, to:

                  SeaBright Insurance Company
                  2101 4th Avenue
                  Suite 1600
                  Seattle, Washington  98121
                  Attention:  President
                  Facsimile: 206-448-4442

         With a copy to:

                  Kirkland & Ellis LLP
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Facsimile:  (312) 861-2200
                  Attention: Ted H. Zook, P.C.
                             Stephen D. Oetgen
                  Facsimile: (312) 861-2200

         If to Trustee, to:

                  The Bank of New York
                  Corporate Trust Administration
                  101 Barclary Street, Floor 8W
                  New York, New York 10286
                  Attention: Insurance Trust and Escrow Unit
                  Telephone: (212) 815-5384
                  Facsimile: (212) 815-5875

         If to Investment Manager, to the address set forth in Exhibit A

         All notices, requests, instructions, directions or other communications delivered hereunder shall be effective only upon actual receipt. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Trustee is open for business.

         Section 5.05. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

         Section 5.06. This Agreement shall be binding upon the successors and assigns of the parties hereto, provided that in no event shall assignment relieve the assigning party from its obligations hereunder.

         Section 5.07. Notwithstanding the foregoing, any corporation or other company into which Trustee may be merged or converted or with which it may be consolidated, or any corporation or other company resulting from any merger, conversion or consolidation to which Trustee shall be a party, or any corporation or other company succeeding to all or substantially all of the corporate trust business of Trustee, shall be the successor of Trustee and thereafter solely liable hereunder (provided that such corporation or other company shall be otherwise qualified and eligible hereunder) without the execution or filing of any paper or any consent or further action on the part of any of the parties hereto.

         Section 5.08. Trustee does not have any interest in the assets deposited in the Trust Account hereunder but is serving as trustee only and having only possession thereof. Grantor shall pay or reimburse Trustee upon request for any transfer taxes or other taxes relating to the assets so deposited incurred in connection herewith and shall indemnify and hold harmless Trustee any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Trust Account shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that Trustee shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the deposited assets and is not responsible for any other reporting.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

(Grantor)                  Lumbermens Mutual Casualty Company
                           Tax I.D. Number: 36-1410470

                           /s/  William A. Hickey
                               -------------------------------------
                           By:  William A. Hickey
                           Title:  Executive Vice President and CFO



(Beneficiary)              SeaBright Insurance Company

                           /s/  John G. Pasqualetto
                               -------------------------------------
                           By:  John G. Pasqualetto
                           Title:  President


(Trustee)                  The Bank of New York, as Trustee

                           /s/  Aldrin M.F Bayne
                               -------------------------------------
                           By:  Aldrin M.F Bayne
                           Title:  Assistant Treasurer

                                    Exhibit A
                           Initial Investment Manager

                            Deutsche Asset Management
                     1325 Avenue of the Americas, 27th Floor
                               New York, NY 10019
                               Fax: (312) 853-7036